Exhibit 5.1
[Faegre Drinker Biddle & Reath LLP Letterhead]

August 1, 2024
Workiva Inc.
2900 University Blvd
Ames, IA 50010

Re:    Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Workiva Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), on or about the date hereof registering the offer and sale of 3,900,000 additional shares (the “Shares”) of Class A common stock, $0.001 par value per share (“Class A Common Stock”), of the Company, issuable pursuant to the Company’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”).

For purposes of this opinion letter, we have examined the Certificate of Incorporation and the Bylaws of the Company, each as currently in effect, the Registration Statement and the Plan, and the resolutions of the Board of Directors of the Company (the “Board”) authorizing the Plan and the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated as of the date hereof (the “Certificate”) and originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, instruments and certificates of public officials as we have deemed necessary for the purposes of the opinions hereinafter expressed, and have reviewed such matters of law as we have deemed relevant hereto.

In our examination, we have assumed the authenticity of documents submitted to us as originals, the conformity to authentic originals of documents submitted to us as copies, the truth, accuracy and completeness of the information contained in the documents, corporate records, instruments, certificates and records we have reviewed, and the absence of any undisclosed material modifications to the agreements and instruments reviewed by us. We have also assumed the legal capacity of all natural persons and the genuineness of signatures (including electronic signatures). We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied as to factual matters upon certificates of public officials and statements and representations of officers and other representatives of the Company (including the Certificate).

Based upon such examination and review, and subject to the foregoing and the other qualifications, assumptions and limitations set forth herein, we are of the opinion that when all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plan and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectus and in

Exhibit 5.1
accordance with the terms of the Plan and the terms of the applicable awards thereunder, and (b) where applicable, the consideration therefor specified in the Plan and in the applicable awards granted thereunder have been received by the Company, the Shares, will be validly issued, fully paid and nonassessable.

The foregoing opinion is limited to the General Corporation Law of the State of Delaware. We express no opinion as to matters relating to securities or blue sky laws of any jurisdiction or any rules or regulations thereunder. For purposes of this opinion, we have assumed that a sufficient number of authorized but unissued shares of the Class A Common Stock will be available for issuance pursuant to the Plan when the Shares are issued.

This opinion is given as of the date hereof, and we assume no responsibility for updating this opinion to take into account any event, action, interpretation or change in law occurring subsequent to the date hereof that may affect the validity of any of the opinions expressed herein.
This opinion is furnished to you in connection with the filing of the Registration Statement. It is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Faegre Drinker Biddle & Reath LLP

FAEGRE DRINKER BIDDLE & REATH LLP